Registration No. ____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Network Peripherals Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     77-0216135
  ----------------------------              ------------------------------------
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

                             1371 McCarthy Boulevard
                           Milpitas, California 95035
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                            Network Peripherals Inc.
                                 1997 Stock Plan
                            ------------------------
                            (Full title of the plan)

                               William Rosenberger
                      President and Chief Executive Officer
                            Network Peripherals Inc.
                             1371 McCarthy Boulevard
                           Milpitas, California 95035
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  408/321-7300

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

-------------------------------------------------------------------------------------------------------------------

                                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                                                                Proposed
                                                     Proposed maximum           maximum
    Title of securities          Amount to be         offering price           aggregate              Amount of
     to be registered1           registered2            per share3          offering price2       registration fee
---------------------------- --------------------- --------------------- ----------------------- --------------------
       Common Stock              1,000,000                $3.375                 $3,375,000
     Par Value $0.001


           TOTAL                  1,000,000                                      $3,375,000             $995.63


               --------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

         Network   Peripherals  Inc.  (the  "Company")  hereby  incorporates  by reference in this registration statement the following documents:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1997 as filed with the Commission.


----------------------
1 The securities to be registered include options and rights to acquire such Common Stock.

2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is based upon the weighted average exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on July 29, 1998, as reported on the National Association of Securities Dealers Automated Quotations System.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

         Inapplicable.

Item 6.   Indemnification of Directors and Officers

         Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Item 7.   Exemption From Registration Claimed

         Inapplicable.

Item 8.   Exhibits

         See Exhibit Index.

Item 9.   Undertakings

                           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on July 31, 1998.


                                     Network Peripherals Inc.

                                     By:   /s/ William Rosenberger
                                           -------------------------------------
                                           William Rosenberger,
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         The officers and directors of Network Peripherals Inc. whose signatures appear below, hereby constitute and appoint William Rosenberger and Robert Hersh, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, her or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 31, 1998.


Signature                                                 Title
--------------------------------------------------------------------------------

  /s/ William Rosenberger                  President, Chief Executive Officer
---------------------------------          and Director (Principal Executive
William Rosenberger                        Officer)


  /s/ Robert Hersh                         Vice President, Operations and Chief
---------------------------------          Financial Officer
Robert Hersh                               (Principal Financial and Accounting
                                           Officer)


  /s/ Glenn E. Penisten                    Chairman of the Board of Directors
---------------------------------
Glenn E. Penisten


                                          Director
---------------------------------
Charles J. Hart


  /s/ Michael Gardner                      Director
---------------------------------
Michael Gardner


  /s/ Joseph Marengi                       Director
---------------------------------
Joseph Marengi

                                  EXHIBIT INDEX


4.1 Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 25, 1997 (File No. 333-32067)

4.2 Bylaws of the Company is incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 28, 1994 (File No. 33-78350)

5          Opinion re legality

23.1       Consent of Counsel (included in Exhibit 5)

23.2       Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included in signature pages to this registration statement)